SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

January 20, 2016

Date of Report (Date of Earliest Event Reported)

CPSM, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-208007	98-0557091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2740 SW Martin Downs Boulevard, Suite 171 Palm City, FL	34990
(Address of principal executive offices)	(Zip Code)

(722) 236-8494

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On February 9, 2016, for cash consideration of $125,000, the Company issued 1,562,500 Series A preferred shares to Lawrence and Loreen Calarco, joint tenants.

Item 5.03 – Amendments to Articles of Incorporation

On January 20, 2016, the Company filed an amendment to its Articles of Incorporation, which authorized 50,000,000 preferred shares to be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

Item 8.01 – Other Events

On February 2, 2016, the Company designated 1,562,500 Series A preferred shares which have the following rights, designation, powers, preferences, limitations, restrictions, and relative rights:

Series A preferred stock, $0.0001 par value.  There are no redemption rights.  Series A preferred shares rank senior to the Company’s common stock.  In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A preferred shares are entitled to receive a preferred return equal to the purchase price paid for such Series A preferred shares.  The remainder of the amount distributed will be allocated among the holders of common shares and any remaining series of preferred shares pro-rata according to the share ownership of either class.  Such receipt by the holder shall subsequently redeem and retire the outstanding Series A preferred shares held prorated by the amount received.

Series A preferred shares receive a mandatory dividend equal to 8% per annum, payable quarterly.  Each Series A preferred share is convertible into common shares at $0.08 per common share.  Holders of Series A preferred shares are not entitled to any preemptive rights to purchase stock in future stock offering of the Company.  The holders of Series A preferred shares have the right to register their unregistered stock when either the Company or another investor initiates a registration of the Company’s securities.

Series A preferred shares are not entitled to voting rights.  Series A preferred shares have the right of co-sale.  If a majority shareholder sells their stake, the Series A preferred shareholders have the right to join the transaction and sell their minority stake in the Company.

Series A preferred shareholders are not required to sell all of their Series A preferred shares on the same terms or conditions of a co-sale by a majority shareholder.  If any Series A preferred shareholders wish to sell, transfer or otherwise dispose of any or all of their Series A preferred shares, the other Series A preferred shareholders shall not have a prior right to buy such Series A preferred shares.  There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Item 9.01 – Exhibits

Exhibit 3.1 – Articles of amendment, as filed with the State of Nevada on January 20, 2016

Exhibit 3.2 – Certificate of Designation, as filed with the State of Nevada on February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CPSM, Inc.

By:      /s/ Lawrence Calarco

Lawrence Calarco

Chief Executive Officer

Dated:  February 10, 2016

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